EXHIBIT K

                                     FORM OF
                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

            COMMON STOCK AND WARRANT PURCHASE AGREEMENT, dated as of May 8, 2001 (this "Agreement"), by and between SIGA TECHNOLOGIES, INC., a Delaware corporation, having its principal place of business located at 420 Lexington Avenue, Suite 620, New York, NY 10170 (the "Company"), each entity named on a signature page hereto (each, a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement and the Transaction Agreements, as defined below, referred to therein).

                               W I T N E S S E T H

            WHEREAS, the Company wishes to sell to the Buyer, and the Buyer is willing to buy from the Company, subject to the terms and conditions set forth herein, the number of shares of Common Stock, par value $.0001 per share (the "Common Stock"), of the Company, determined as provided herein, based on the Purchase Price specified on the Buyer's signature page (the "Purchase Price"), out of the Total Purchase Price (as defined below); and

            WHEREAS, in connection with the purchase of such shares of Common Stock, the Company will issue to the Buyer warrants to purchase additional shares of Common Stock, as contemplated by the terms of this Agreement (the "Warrants");

            NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. PURCHASE AND SALE; MUTUAL DELIVERIES.

               (a) Upon the following terms and conditions, the Company shall issue and sell to the Buyer and the Buyer shall purchase from the Company that number of shares of Common Stock equal to (i) the Purchase Price divided by (ii) the Per Share Price. Such shares (the "Purchased Shares") shall be issued to the Buyer on the Closing Date against receipt of the Purchase Price. The shares shall be evidenced by one or more certificates representing such Purchased Shares issued in the name of the Buyer, bearing substantially the following legend:

            THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE

            CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

               (b) As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                   (i) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

                   (ii) "Certificates" means the certificates representing the Purchased Shares and the Warrants, each duly executed by the Company and issued on the Closing Date in the name of the Buyer.

                   (iii) "Closing Bid Price" means the closing bid price during regular trading hours of the Common Stock (in U.S. Dollars) on the Principal Trading Market, as reported by the Reporting Service.

                   (iv) "Closing Date" means the date of the closing of the purchase and sale of the Purchased Shares, as provided herein.

                   (v) "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions").

                   (vi) "Escrow Funds" means the Purchase Price delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

                   (vii) "Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

                   (viii) "Per Share Price" means 80% of the average Closing Bid Price for the thirty (30) trading days ending on the trading day immediately before the Closing Date.

                   (ix) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

                   (x) "Principal Trading Market" means The Nasdaq SmallCap Market.

                   (xi) "Registrable Shares" means the aggregate of (A) the Purchased Shares and (B) the Warrant Shares then held by the Buyer or then subject to issuance upon exercise of any outstanding Warrant.

                   (xii) "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Buyer, substantially in the form of Annex III attached hereto, being executed simultaneously herewith.

                   (xiii) "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Buyers subscribing for a majority of the Total Purchase Price and reasonably acceptable to the Company.

                   (xiv) "Securities" means the Purchased Shares, the Warrants and the Warrant Shares.

                   (xv) "Total Purchase Price" means the aggregate Purchase Prices for all Buyers, which shall not be less than $300,000 and not more than $850,000.

                   (xvi) "Transaction Agreements" means this Agreement, the Joint Escrow Instructions, the Registration Rights Agreement and the Warrants and includes all ancillary documents referred to in those agreements.

                   (xvii) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrant, where the number of such shares is equal to the number of Purchased Shares

               (c) The following provisions shall apply to the payment of the Purchase Price and the delivery of the Certificates.

                   (i) The Buyer shall pay the Purchase Price for the Purchased Shares by delivering immediately available good funds in United States Dollars to the Escrow Agent no later than the date prior to the Closing Date. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

                 Bank of New York
                 350 Fifth Avenue
                 New York, New York 10001

                 ABA# 021000018
                 For credit to the account of Krieger & Prager LLP
                 Account No.:  [To be provided to the Buyer by Krieger & Prager
                               LLP]
                 Re:  Siga 2001 Transaction

                   (ii) On the Closing Date, the Company shall deliver the Certificates, each duly executed on behalf of the Company and issued in the name of the Buyer, to the Escrow Agent.

                   (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

            2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer that, except as provided in Annex IV attached hereto:

               (a) The Company has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general equitable principles.

               (b) There are no preemptive rights of any shareholder of the Company, as such, to acquire the Purchased Shares or the Warrants. No party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

               (c) Except as set forth in the SEC Documents (as hereinafter defined), there is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Agreement or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

               (d) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Agreement or any of the other Transaction Agreements or the taking of any action contemplated hereunder or thereunder, except such authorizations, approvals and consents that have been obtained.

               (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

               (f) The execution, delivery and performance of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements, will not (i) violate any provision of the Company's articles of incorporation or bylaws, each as currently in effect, (ii) violate, conflict with or result in the breach of any of the terms of, or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which the Company is a party or by or to which the Company or any of the Company's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties of the Company are bound, (iv) to the Company's knowledge, violate any statute, law or regulation applicable to the Company's business.

               (g) Each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, and the Warrants and each of the other Transaction Agreements (assuming due execution, to the extent relevant, by the other party or parties thereto), when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

               (h) None of the SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Since March 1, 2000, the Company has timely filed all requisite forms, reports and exhibits thereto required to be filed by the Company with the SEC.

               (i) Since December 31, 2000 (the "Last Audited Date"), there has been no material adverse change and no material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, except as disclosed in the SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

               (j) There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the SEC Documents) that has not been disclosed in writing to the Buyer (which disclosure may have been made subject to the Buyer's execution of a written confidentiality agreement) that (i) would reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to any of the Transaction Agreements, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

               (k) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

               (l) Except as set forth in Section 2(f), no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

               (m) The Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would
(x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

            3. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer hereby represents and warrants to the Company that:

               (a) If not an individual, (i) the Buyer has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) the execution and delivery by the Buyer of this Agreement, and the consummation by the Buyer of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general equitable principles.

               (b) The execution, delivery and performance by the Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Buyer.

               (c) The Buyer has such knowledge and prior substantial investment experience in financial and business matters, including investment in non-listed and non-registered securities, and, either has read the SEC Documents and evaluated the merits and risks of investment in the Company and the Securities, or has had the opportunity to engage the services of an investment advisor, attorney or accountant to read such SEC Documents and to evaluate such merits and risks.

               (d) The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

               (e) The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Shares which have been requested by the Buyer, including those set forth on Annex IV hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the SEC Documents, including, but not limited to, (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, (2) Schedule SC 14f-1 Statement of Change in Control filed April 9, 2001, and Registration Statement on Form S-8, as filed on February 26, 2001.

               (f) The Buyer is acquiring the Purchased Shares, the Warrants and the Warrant Shares solely for the Buyer's own account for investment and not with a view to or for sale in connection with a distribution of any of the Securities.

               (g) The Buyer does not have a present intention to sell the Securities, nor a present arrangement or intention to effect any distribution of any of the Securities to or through any person or entity for purposes of selling, offering, distributing or otherwise disposing of any of the Securities.

               (h) The Buyer may be required to bear the economic risk of the investment indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available. Any resale of any of the Securities can be made only pursuant to (i) a registration statement under the Securities Act which is effective and current at the time of sale or (ii) a specific exemption from the registration requirements of the Securities Act. In claiming any such exemption, the Buyer will, prior to any offer or sale or distribution of any Securities advise the Company and, if requested, provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to counsel to the Company, as to the applicability of such exemption to the proposed sale or distribution.

               (i) The Buyer understands that the exemption afforded by Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144") will not become available for at least one year from the date of payment for the Securities and any sales in reliance on Rule 144, if then available, can be made only in accordance with the terms and conditions of that rule, including, among other things, a requirement that the Company then be subject to, and current, in its periodic filing requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, among other things, a limitation on the amount of shares of Common Stock that may be sold in specified time periods and the manner in which the sale can be made; that, while the Company's Common Stock is registered under the Exchange Act and the Company is presently subject to the periodic reporting requirements of the Exchange Act, there can be no assurance that the Company will remain subject to such reporting obligations or current in its filing obligations; and that, in case Rule 144 is not applicable to a disposition of the Securities, compliance with the registration provisions of the Securities Act or some other exemption from such registration provisions will be required.

               (j) The Buyer understands that legends shall be placed on the certificates evidencing the Securities to the effect that the Securities have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books. Stop transfer instructions will be placed with the transfer agent of the securities constituting the Common Stock.

            4. COVENANTS OF THE COMPANY. The Company hereby further represents to or covenants and agrees with the Buyer as follows:

               (a) The Company has furnished or made available to the Buyer true and correct copies of all registration statements, reports and documents, including proxy statements (other than preliminary proxy statements), filed with the Securities and Exchange Commission (the "SEC") by or with respect to the Company since December 31, 1999 and prior to the date of this Agreement, pursuant to the Securities Act or the Exchange Act (collectively, the "SEC Documents"). The SEC Documents are the only filings made by the Company since December 31, 1999 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act or pursuant to the Securities Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act since January 1, 1999 and prior to the date of this Agreement. The Company meets the "Registrant Requirement" for eligibility to use Form S-3 under the Securities Act in order to register the Company's Common Stock for resales.

               (b) The Company has not provided to the Buyer any information which according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied, and all similar documents filed with the SEC prior to the Closing Date will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and no document similar to the SEC Documents filed by the Company with the SEC prior to the Closing Date will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents, as of the dates thereof, complied, and all similar documents filed with the SEC prior to the Closing Date will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and other applicable rules and regulations with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements as permitted by Form 10-Q of the SEC) and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               (c) The Company will issue to the Buyer on the Closing Date, transferable divisible Warrants to purchase up to the number of shares of Common Stock equal to the Purchased Shares. Such Warrants shall bear an exercise price per share of Common Stock equal to 110% of the average Closing Bid Prices of a share of Common Stock for the five (5) trading days ending on the trading day immediately preceding the Closing Date. The Warrants shall be exercisable immediately upon issuance and thereafter until the last day of the month in which the seventh anniversary of the Closing Date occurs and shall otherwise be substantially in the form attached hereto as Annex I.

               (d) (i) The Company shall enter into the Registration Rights Agreement with the Buyer.

                   (ii) Except for periods during which the Registration Statement contemplated by the Registration Rights Agreement is effective or subject to a Permitted Suspension Period (as defined in the Registration Rights Agreement), during the period from the Closing Date through the date when all Purchased Shares have been sold and either the Warrants have expired or all of the Warrants have been exercised and all of the Warrant Shares have been sold, the Buyer shall have piggy-back registration rights with respect to the Registrable Shares, subject to the conditions set forth below. If at any time during that period, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-4 or Form S-8), the Company shall give written notice thereof to the Buyer and the Buyer shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Buyer's Registrable Shares in such registration statement. If the Buyer exercises such election, the Registrable Shares so designated shall be included in the registration statement at no cost or expense to the Buyer (other than any commissions payable to the broker effecting the sale, which would be borne by the Buyer). If, in connection with any underwritten offering for the account of the Company the managing underwriter or underwriters thereof

(collectively, the "Underwriter") shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in the Underwriter's judgement, such limitation is necessary to effect an orderly public distribution of securities covered thereby, then the Company shall be obligated to include in such registration only such limited portion of the Registrable Shares for which such Buyer has requested inclusion hereunder as the Underwriter shall permit. Any exclusion of Registrable Shares shall be made pro rata among the Buyers seeking to include Registrable Shares, in proportion to the number of Registrable Shares sought to be included by such holders; provided, however, that the Company shall not exclude any Registrable Shares unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such registration statement; and provided further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Shares shall be made pro rata with holders of other securities having the right to include such securities in such registration statement. The Buyer's piggy-back registration rights under this Section 4(d) shall expire at such time as the Buyer can sell all of the Registrable Shares under Rule 144 without volume or other restrictions or limit.

               (e) If (i) the Buyer, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if such Buyer impleaded in any such action, proceeding or investigation by any Person, or (ii) the Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws or other actions, becomes involved in any capacity in any action, proceeding or investigation brought by the Commission against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse the Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any such matter in which the Buyer is a named party, the Company will pay the Buyer the charges, as reasonably determined by the Buyer, for the time of any officers or employees of the Buyer, if any, devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyers and any such Affiliate and any such Person. The Company also agrees that neither the Buyer nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Agreements except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the Buyer or any such Affiliate.

            5. CLOSING DATE.

               (a) The Closing Date shall occur on the date which is the first NYSE trading day after each of the conditions contemplated by Sections 6 and 7 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

               (b) The closing of the purchase and issuance of Purchased Shares shall occur on the Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

               (c) Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 6 and 7 hereof and as provided in the Joint Escrow Instructions.

            6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The Buyer understands that the Company's obligation to sell the Securities to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

               (a) Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Purchased Shares in accordance with this Agreement;

               (b) The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

               (c) There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

            7. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE. The Company understands that the Buyer's obligation to purchase the Securities on the Closing Date is conditioned upon:

               (a) The execution and delivery of this Agreement and the other Transaction Agreements by the Company;

               (b) Delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

               (c) The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

               (d) There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

               (e) From and after the date hereof to and including such Closing Date, trading in securities generally on the New York Stock Exchange shall not have been suspended or limited, nor shall there be any major outbreak or escalation of hostilities involving the United States that in either case in the reasonable judgment of the Buyer makes it impracticable to purchase the Securities.

            8. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

               (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

               (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

               (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:          SIGA TECHNOLOGIES, INC.
                  420 Lexington Avenue, Suite 620
                  New York, NY 10170
                  ATTN: President
                  Telephone No.: (212) 672-9100
                  Facsimile No.:  (212)

                  with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, New York 10022
                  ATTN: Jeffrey Fessler, Esq.
                  Telephone No.:  (212) 872-1000
                  Facsimile No.:  (212) 872-1002

BUYER: At the address set forth on the signature page of this Agreement.

                  with a copy to:

                  Krieger & Prager, LLP
                  39 Broadway, Suite 1440
                  New York, New York 10006
                  ATTN: Ronald Nussbaum, Esq.
                  Telephone No.:  (212) 363-2900
                  Facsimile No.:  (212) 363-2999

ESCROW AGENT:     Krieger & Prager LLP
                  39 Broadway
                  Suite 1440
                  New York, NY 10006
                  Attn: Samuel Krieger, Esq.
                  New York, New York 10016
                  Telephone No.: (212) 363-2900
                  Telecopier No.  (212) 363-2999

9.    GOVERNING LAW:  MISCELLANEOUS.

               (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

               (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

               (c) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

               (d) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

               (e) A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

               (f) This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

               (g) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

               (h) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

               (i) This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

               (j) This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

            10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer (if an entity, by one of its officers thereunto duly authorized) as of the date set forth below.

PURCHASE PRICE OF BUYER:                 $



------------------------------
Address                            (Printed Name of Buyer)

------------------------------
                                    By:_________________Telecopier No. _________


                                    ------------------------------------
                                        Printed Name and Title
Jurisdiction of Incorporation
or Organization

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Agreement to be duly executed on its behalf.

SIGA TECHNOLOGIES, INC.


By: __________________________

Title:________________________

Date:________________, 2001